Exhibit 99.1

Company Contacts:	Investor Relations Contact:
Senesco Technologies, Inc.	FD
Bruce Galton	Brian Ritchie
Chief Executive Officer	(brian.ritchie@fd.com)
(bgalton@senesco.com)	(212) 850-5600
(732) 296-8400

Senesco Technologies Reports on Results of Preclinical Multiple Myeloma Studies

NEW BRUNSWICK, N.J. (February 6, 2008) — Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX:SNT) announced today, the results of preclinical animal studies focused on multiple myeloma that were conducted concurrently at Mayo Clinic and the University of Waterloo.  The goal of these studies, which utilized two different dosing regimens, was to further test the ability of Senesco’s Factor 5A technology to induce apoptosis in tumors.  Additionally, the studies evaluated the efficacy of nanoparticles as a vehicle for encapsulation and delivery of Factor 5A to tumors.

SCID (severe combined immunodeficiency) mice were injected subcutaneously with human multiple myeloma cancer cells to form myeloma tumors in their flanks.  Treated mice were injected intratumorally with Factor 5A therapy encapsulated in nanoparticles, while control mice received a nanoparticle without the Factor 5A therapy.  One of the dosing regimens showed evidence of significant tumor regression relative to the untreated control mice, while the other showed a diminished rate of tumor growth along with some regression.

The Company believes that the results of this study, together with the results of previous studies may be sufficient to plan the preclinical toxicology studies to support an Investigational New Drug Application at the Food and Drug Administration

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ. Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine. Accelerating apoptosis may have applications to development of cancer treatments. Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases. Senesco takes its name from the scientific term for the aging of plant cells: senescence. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress. The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence. Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.